AMENDMENT TO INVESTMENT SUB ADVISORY AGREEMENT

This Amendment, effective April 30, 2011, is entered into by and between Summit Investment Advisors, Inc. and Calvert Investment Management, Inc.

WHEREAS, Summit Investment Advisors, Inc., as the investment sub-advisor to the Calvert VP S&P 500 Index Portfolio, Calvert VP S&P MidCap 400 Index Portfolio, Calvert VP Nasdaq 100 Index Portfolio, Calvert VP Russell 2000 Small Cap Value Index Portfolio, Calvert VP Barclays Capital Aggregate Bond Index Portfolio, Calvert VP Inflation Protected Plus Portfolio, and Calvert VP Natural Resources Portfolio (the “Portfolios”) and Calvert Asset Management Company, Inc., as the investment adviser to the Portfolios, series of Calvert Variable Products, Inc., entered into an investment sub advisory agreement on September 16, 2010 (“Agreement”); and

WHEREAS, effective April 30, 2011, Calvert Asset Management Company, Inc. changed its name to “Calvert Investment Management, Inc.”;

NOW, THEREFORE, it is hereby agreed that the Agreement is revised to reflect this name change of the investment adviser to “Calvert Investment Management, Inc.”

Date: April 30, 2011

                                                                        Summit Investment Advisors, Inc.

                                                                        By: __________________________________

                                                                        Name: _______________________________

                                                                        Title: ________________________________

                                                                        Calvert Investment Management, Inc.

                                                                        By: __________________________________

                                                                                                Name: William M. Tartikoff

                                                                        Title: Senior Vice President and Secretary